                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



IBS Interactive, Inc.
Cedar Knolls, New Jersey


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 1997 (March 10, 1998 as to the last paragraph of Note 14) relating to the financial statements of IBS Interactive, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                     /s/ Milgrom, Galuskin, Balmuth and Company
                                     Certified Public Accountants, P.C.


                                     Milgrom, Galuskin, Balmuth and Company
                                     Certified Public Accountants, P.C.



                                     Edison, New Jersey
                                     March 10, 1998